                                                                  EXHIBIT 21.1



                                                                 State or Other
Name of Subsidiary                                               Jurisdiction of Incorporation
------------------                                               -----------------------------
Ticketmaster Ventures, Inc.                                      Illinois
  Ticketmaster Leisure Services, Inc.                            Delaware
    Ticketmaster - DV, Inc.                                      Delaware
  Ticketmaster - Florida Management Corporation                  Florida
    Ticketmaster - Florida, Inc.                                 Florida
Ticketmaster Corporation                                         Delaware
  Ticketmaster Texas Management Corporation                      Delaware
      Southwest Ticketing, Inc.                                  Texas
  Ticketmaster Ticketing Co., Inc.                               Delaware
        Ticketmaster Direct Software Acquisitions, Inc.          Delaware
          Distributed Systems Architects, Inc.                   Virginia
        Ticketmaster - Colorado, Inc.                            Colorado
        Ticketmaster - Chicago, Inc.                             Illinois
        Ticketmaster - Midwest, Inc.                             Minnesota
        Ticketmaster - New Orleans, Inc.                         Louisiana
        Ticketmaster - Las Vegas, Inc.                           Nevada
        Ticketmaster - Nashville, Inc.                           Tennessee
        Ticketmaster - New Mexico, Inc.                          New Mexico
        Ticketmaster - Technologies, Inc.                        Arizona
        Entertainment Strategies, Ltd.                           California
        Ticketmaster - Ohio, Inc.                                Ohio
        TMNY Holdings, Inc.                                      New York
          Ticketmaster - Michigan, Inc.                          Michigan
          Ticketmaster - New York, Inc.                          Delaware
      Ticketmaster California, Inc.                              California
          Ticketmaster - Arizona, Inc.                           Arizona
      Ticketmaster - Tennessee, Inc.                             Tennessee
          Ticket Hub Inc.                                        Tennessee
      Ticketmaster - Tennessee                                   Tennessee
      Ticketmaster Corporation of Washington                     Washington
        Ticketmaster Washington Ticketing Inc.                   Washington
          Ticketmaster - Northwest                               Washington
      Ticketmaster Georgia, Inc.                                 Georgia
        Ticketmaster Georgia Holdings, Inc.                      Georgia
          Ticketmaster - Southeast                               Georgia
      Ticketmaster - Indiana, Inc.                               Indiana
          Ticketmaster Indiana Holdings Corp.                    Indiana
          Ticketmaster Indiana                                   Indiana
      Ticketmaster - Europe, Inc.                                Delaware
          Ticketmaster - Europe Group                            Delaware
            Ticketmaster International, Inc.                     Delaware
      Ticketmaster Overseas, Inc.                                Delaware
      Ticketmaster - Number One Limited                          United Kingdom
           Ticketmaster - UK Limited                             United Kingdom
             FC1013 Limited                                      United Kingdom
               Synchro Systems Limited                           United Kingdom



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


                                                                           State or Other
Name of Subsidiary                                                         Jurisdiction of Incorporation
------------------                                                         -----------------------------
    Ticketmaster New Venture Holdings, Inc.                                Delaware
      Ticketmaster New Ventures, Ltd.                                      Cayman Islands
        Venta de Boletas Por Compudoras                                    Mexico
      Ticketmaster New Ventures Argentina, Ltd.                            Cayman Islands
        Ticketmaster Argentina, SA                                         Argentina
      Ticketmaster New Ventures Chile, Ltd.                                Cayman Islands
        Ticketmaster Chile, SA                                             Chile
      Ticketmaster South America Holding, Ltd.                             Cayman Islands
    Ticketmaster Australasia Holding, Inc.                                 Delaware
    Ticketmaster Administration Inc.                                       Delaware
    Ticketmaster Australasia Holdings Pty. Ltd.                            Australia
      Ticketmaster Australasia                                             Australia
      Ticketmaster Bass Victorian Pty. Ltd.                                Australia
    Ticketmaster Australasia Investments Pty. Ltd.                         Australia
      Ticketmaster Australasia                                             Australia
      Ticketmaster Bass Australasia Pty. Ltd.                              Australia
    Ticketmaster Administration Australasia Inc.                           Delaware
    Ticketmaster Pacific Acquisitions, Inc.                                Delaware
    Ticketmaster Canada Holding Corp.                                      Delaware
    Ticketmaster Canada Ltd.                                               Canada
      Worldwide Ticket Systems, Inc.                                       Washington
    Ticketmaster Ireland Holdings Corp.                                    Delaware
    The Ticketshop Limited                                                 Ireland
      Ticketline Limited                                                   Ireland
      Ticketline (NI) Limited                                              Northern Ireland
TMC Realty Holdings Co.                                                    California
  TMC Realty Co.                                                           California
Ticketmaster Multimedia Holdings, Inc.                                     Delaware
Ticketmaster Publications Inc.                                             Delaware
Ticketmaster Travel Corporation                                            Delaware
TM/Video International, Inc.                                               Delaware
Ticketmaster Advertising, Inc.                                             Illinois
TMC Consultants, Inc.                                                      Illinois
Ticketmaster Corporation                                                   Delaware
Ticketmaster Tell Ltd.                                                     Delaware
Ticketmaster-Direct, Inc.                                                  Delaware
Cinema Acquisition Corporation                                             Delaware
Ticketmaster Cinema Group, Ltd.                                            Delaware
  Pacer/CATS/CCS                                                           Delaware
    CCS Cinema Computer Systems Co.                                        Delaware
      CCS/CATS Ptd Ltd. Singapore                                          Sinagapore
    CCS Computel Computer Systems GmbH                                     Germany
      CCS Computer-Systemes Verwaltungsgesellschaft GmbH                   Germany
      T.E.D. Computer-Systems GmbH                                         Germany
      CC Cinema Concepts GmbH                                              Germany
      CCS Cinema Computer Sustems GmbH                                     Germany
        Cinema Computer Systems S.A.R.L.                                   France
TM Movie Tix Holdings, Inc.                                                Delaware
  TM Movie Tix, Inc.                                                       Delaware
      The Movie Ticket Co.                                                 Delaware
TM Marketing Inc.                                                          Illinois



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




                                                                  State or Other
Name of Subsidiary                                                Jurisdiction of Incorporation
------------------                                                -----------------------------

  Ticketmaster Merchandising Corporation                          California
    TM Merchandising Consultants, Inc.                            Illinois
    TM Merchandising Services, Inc.                               Illinois
  Ticketmaster - Golf, Inc.                                       Illinois
    TM Golf                                                       Delaware
  MFG Management Corporation                                      Illinois
    Rexford Ventures Ltd.                                         Illinois
  TM Flowers                                                      California
    TM National Flora, LLC                                        Oregon















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